Exhibit 2.2

AMENDED & RESTATED ARTICLES Of INCORPORATION Of HUMBLE ENERGY, INC. JANUARY I 0. 2022 Paul Strickland. being the Secretary and sok Ollicer of HUMBLE ENERGY. INC.. a corporation (the ··Corporation ..) duly organized under the Florida Corporation Business Act (the ..AcC). docs hereby certify as follows: I. The name of the Corporation is HUMBLE ENERGY. INC. 2. The terms and provisions of these amended and restated Articles of Incorporation ( .. Articles .. ) were affirmatively approved by the holders of a majoritv of the issued and outstanding shares of all capital stock of the Corporation as of JANUARY I 0 . 2022 . The number of votes cast pursuant to such consent was sufficient for approval of the Articles . The Articles shall he effective upon tiling with the Department of State of the State of Florida (the .. Effcctin Date .. ) . 3. Pursuant to Sections 607.1003 and 607. I 007 of the Act. the text of the f, \ rtici;; of Incorporation of the Corporation arc hereby adopted in their entirety as;[:ollo (._ ARTICLE I NAME The name of the Corporation shall be: HUMBLE ENERGY. INC. ARTICLE II - PRINCIPAL OFFICE '=) The principal place nf business/mailing address of the Corpnration is 4230 So. MiicDill Ave . Suite 230 Tampa, FL 33611 . ARTICLE III - PURPOSF: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the Act. ARTICLE IV - SHARES Section IV . I Authorjzed Shares . This Corporation is authorized to issue t,rn classes of stock to be designated . respectively . Preferred Stnck ("Preferred Stock") and Common Stock ("Common Stock") . The total number of shares of stock the corporation is authorized to have is 501 . 000 . 000 (five hundred and one million shares) . The total authorized shares shall consist of

Section IY.2 Common Stock. Each holder of' record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholder except as the right to exercise such vote may be limited by the provisions of these Restated Articles or of any class or series of Prcfrrred Stock established hereunder . The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time . provided that required dividends . if any . on the Preferred Stock have been paid nr provided for . In the event of the liquidation . dissolution . or winding up . whether voluntary or involuntary of the Corporation . the assets and funds of the Corporation available for distribution to shareholders . and remaining alicr the payment to holders of Preferred Stock of the amounts (if any) to which they arc emitlcd . shall he divided and paid to the holders of the Common Stock according to their respective shares . Section IV.3 Preferred Stock. The Preferred Stock may be created and issued in one or more classes or series at such time or times and l,ir such consideration as the Board of Directors of the Corporation may determine. from time to time. with such designations. rrcferenccs. c nv£r..sion rights. cumulative. relative. participating. optional or other rights. including voi"i,ig fights. qualifications. limitations or restrictions thereof as shall be stated and expressed in iiieJeso'lwion ''" • - . or resolutions providing for the creation and issuance of such series of Prefcrr.:d ·sto"ck as • adopted by the Board of Directors pursuant to the authoritv in this paragraph given. Each cllrS"s or series shall he so designated as to distinguish the shares thereof from the shares of all other ·: , classes and series. Section IV.4 Series A Preferred Stock. ' .. } A series of authorized Preferred Stock is hereby created having the designation. number of shares. powers. prefrrences. rights. qu,ilificat n . limitations and restrictions thereof are hereby fixed. as follows: (a) Designation . Par Value and Number . The Preferred Stock shall be divided into series . I . 000 . 000 shares of Preferred Stock arc tu be designated as the ··Series A Preferred Stock ... par value . 000 I (bl YllJ.iru.. Each share of Series A Preferred shall have Super Voting rights of 20 . 000 votes at any meeting (or each I share of Series A Preferred held . The holders of the Series A Preferred Stock shall he entitled to notice of all meetings of shareholders and the rights related to voting in accordance with the Act and the Bylaws of the Corporation . (c) Conversion . Each share of Series A Preferred may be converted into 900 shares of common stock ( I : 'JOO) conversion rate . The right to convert rests solely upon the holder . (d) Dividends . Each holder or Series A Prcfrrred shall be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Prclerred shares held . 2

(c) Licmidatio Ƒ Prefcrc Ƒ Cf.; . (i) General . In the event or any sale of all or substantially all or the assets of the Corporation . a sale of the Corporation . a dissolution . liquidation . bankruptcy . reorganization or other wind - down or the Corporation . whethn voluntary or otherwise (a .. Liquidation Event .. ) . after payment or provision for payment of the Corporation·s debts and mher liabilities . the holders of the Series A Preferred Stock . on a pro rata basis . shall be entitled to receive . prior and in preference LO any distribution or payment made Ill the holders of any of the issued and outstanding shares of Common Stock . out of the Corporation ·s remaining net assets : an aggregate amount equal to $ 4 . 000 . 000 . (ii) lnsullicient Funds . If . upon the occurrence of a Liquidation Event . after pavment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of the Series A Prefer - red Stock . the remaining net assets and funds or the Corporation legally available for distribution to shareholders by reason ol" their ownership of stock of the Corporation shall be insuf 1 icient to pay the liquidation preference of the holders of the Series A Preferred Stock . then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the· entire assets and funds of the Corporation legally available for distribution to shardrnldcrs hv reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive . ( I) Registration. The holders of the Series A l'rclerrcd Stock shall have a right of first refusal to participate in or purchase stock in anv registration statement,'J,lc,f y the Corporation. .. r. t - ...:,, -- : - ) - - (g) Transfer. Subject to compliance with federal. state or jurisditional securities laws. the Series A ['referred Stock arc frcclv assignable and transferable by the.holder. - . ARTICLE V - OFFICERS AND DIRECTORS c:, The number of directors that shall constitute the Board of Directors or the Corporation shall be fixed in the manner prescribed in the Bylaws of the Corporation and may be increased or dccrcascd from time to time in such a manner as may be prcscrihed hy the Bylaws . No decn : asc in the number of directors shall have the effect of shortening the term of any incumbent director . ARTICLE VI - AMENDMENTS TO BYLAWS The Board of Directors of this Corporation is expressly authorized to adopt . amend or repeal the Bylaws of this Corporation . or any provision thereof· . ARTICLE VII - REGISTERED AGENT 3

The registered oflice in the State of Florida is 1200 South Pinc Island Rd . Plantation . Florida 33324 . Broward County . The name of its registered agent at such address is National Registered Agents . Inc . ARTICLE VIII - INDEMNIFICATION The Corporation shall indemnify . advance expenses . and hold harmless . to the fullest extent permilled by the Act and other applicable law as it presently exists or may herealier be amended . any person (a ··Covered Person··) whD was or is made or is threatened to be made a party or is otherwise involved in any action . suit . or proceeding . whether civil . criminal . administrative . or investigative . and whether formal or informal (a ··Procccding··) . by reason of the fact that he or she . or a person for whom he or she is the legal representative . is or was a director or ollicer of the Corporation or . while a director or ollicer of the Corporation . is or was serving at the request of the Corporation as a director . otlicer . employee . or agent of another corporation or of a partnership . joint venture . trust . enterprise . or nonprofit entity . including service with respect to employee benefit plans . against all liability . damages . and loss suffered and expenses (including attorneys· fees) actually and reasonably incurred by such Covered Person . Any amendment . repeal . or modification of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or nwditication . ARTICLE IX - AFFILIATF.D Tl{ANSACTIONS This Corporation expressly elects 1101 to be governed by Section 607 . 090 I of the Act . as amended from time to time . relating to alliliated transactions . ARTICI .EX - CONTl{OL SHAl{F. ACOUISITIONS This Corporation expressly elects not to be governed by Section 607 . 0902 of the Act . as amended from time to time . relating to control share acquisitions . !Signalllre !'age FollmrsJ 4

IN WITNESS WHEREOF . the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by Paul Strickland . its Secretary . as of the date first above written . By: Name: Paul Strickland Title: Secretary .;c . ...:., (_ · - · .• . [ SrG' - All.:R . I' ,Gt - A Rnn.r.!> m lst - r1RP1JR.,.T10,· - I hJ \ mt. E: - . .RGY. l c. J